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                                                                         EX-10.3

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                       THIRD WAVE TECHNOLOGIES JAPAN, K.K.

                  SERIES A PREFERRED STOCK AND WARRANT PURCHASE
                                    AGREEMENT

                                 MARCH 31, 2006

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                       THIRD WAVE TECHNOLOGIES JAPAN, K.K.

             SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

     This Series A Preferred Stock and Warrant Purchase Agreement (this "AGREEMENT") is made as of March 31, 2006 (the "EFFECTIVE DATE"), by and among Third Wave Technologies Japan, K.K., a Japanese corporation (the "COMPANY"), and the persons and entities (each, an "INVESTOR" and collectively, the "INVESTORS") listed on the Schedule of Investors attached as Exhibit A.

                                    SECTION 1

         AUTHORIZATION AND SALE OF SERIES A PREFERRED STOCK AND WARRANTS

     1.1 AUTHORIZATION. The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of up to 8,056 shares (the "SHARES") of the Company's Series A Preferred Stock (the "SERIES A PREFERRED"), having the rights, privileges, preferences and restrictions set forth in the Articles of Incorporation of the Company, in substantially the form attached as Exhibit B, and subject to possible post-Effective Date revisions by the Japanese Legal Affairs Bureau (the "Bureau," and such Articles of Incorporation, the "ARTICLES"); and (b) the issuance of warrants, with the terms set forth on as Exhibit H, subject to possible post-Effective Date revisions by the Bureau (the "WARRANTS"), for the purchase of up to 1,388 shares of the Company's Common Stock (the "WARRANT SHARES").

     1.2 SALE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Investors agree to purchase, and the Company agrees to sell and issue to the Investors, the number of Shares set forth in the column designated "Number of Series A Shares" opposite each such Investor's name on Exhibit A, at a cash purchase price of Y71,996 per share, for an aggregate purchase price of Y579,999,776 (the "PURCHASE PRICE").

     1.3 ISSUANCE OF WARRANTS. Subject to the terms and conditions of this Agreement, the Investors agree to purchase, and the Company agrees to issue to the Investors, a Warrant exercisable for the number of Warrant Shares set forth in the column designated "Number of Warrant Shares" opposite each such Investor's name on Exhibit A, each at an exercise price of Y71,996 per share, for an aggregate exercise price of Y99,930,448 (the "EXERCISE PRICE").

     1.4 PAYMENT. Subject to Section 5, the Investors shall remit the Purchase Price by wire transfer of immediately available funds to the subscription account (betsudan yokin koza) designated by the Company to receive payment from the Investors for the Shares (the "SUBSCRIPTION ACCOUNT"), to arrive on or before April 10, 2006, or such other date as the parties may mutually agree. The Company shall deliver to the Investors written wiring instructions for the Subscription Account at least five (5) business days prior to the Closing Date (as defined below).

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                                    SECTION 2

                             CLOSING DATES; DELIVERY

     2.1 CLOSING.

          (a) The purchase, sale and issuance of the Shares and the Warrants (the "CLOSING") shall take place on April 10, 2006, or such other date as the Company and the Investors shall agree (the "CLOSING DATE").

          (b) The Closing shall be held at the offices of Anderson Mori & Tomotsune, Izumi Garden Tower, 1-6-1 Roppongi, Minato-ku, Tokyo, Japan, at 5:00 p.m. local time, on the Closing Date, or at such other time and place upon which the Company and the Investors shall agree.

     2.2 DELIVERY. At the Closing, the Company will deliver to each Investor a certificate registered in such Investor's name representing the number of Shares that such Investor is purchasing against delivery to the Subscription Account of the Purchase Price therefor, as set forth in the column designated "Purchase Price" opposite such Investor's name on Exhibit A.

                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Schedule of Exceptions attached as Exhibit C (the "SCHEDULE OF EXCEPTIONS") delivered to the Investors in connection with this Agreement, the Company represents and warrants to the Investors as of the date of this Agreement as follows:

     3.1 ORGANIZATION AND STANDING. The Company is a corporation duly incorporated and existing under, and by virtue of, the laws of Japan. The Company has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company's financial condition and business as now conducted and proposed to be conducted (a "MATERIAL ADVERSE EFFECT").

     3.2 CORPORATE POWER. Upon the Closing, the Company will have all requisite legal and corporate power and authority to execute and deliver this Agreement, the Investor Rights Agreement to be entered into by and among the Company, Third Wave Technologies, Inc. (the "PARENT") and the Investors, in substantially the form attached as Exhibit D (the "RIGHTS AGREEMENT"), to sell and issue the Shares and the Warrants hereunder, to issue the Warrant Shares upon exercise of the Warrants, to issue the shares of the Company's Common Stock issuable upon conversion of the Shares, and to carry out and perform its obligations under the terms of this Agreement and the Rights Agreement (together sometimes collectively referred to herein as the "AGREEMENTS").

     3.3 SUBSIDIARIES. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.


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     3.4 CAPITALIZATION.(a) The authorized capital stock of the Company consists or will, upon the Closing, consist of 160,000 shares of Common Stock, of which 40,000 shares are issued and outstanding as of the date of this Agreement, all of which are beneficially owned by Third Wave Technologies, Inc., and 8,056 shares of Preferred Stock, all of which are designated Series A Preferred and none of which are issued and outstanding prior to the Closing. The Common Stock and the Series A Preferred shall have the rights, preferences, privileges and restrictions set forth in the Articles.

          (b) The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

          (c) The Company has reserved:

               (i) 8,056 shares of Series A Preferred for issuance pursuant to this Agreement;

               (ii) 1,388 shares of Common Stock for issuance upon conversion of the Series A Preferred and upon exercise of the Warrants.

               (iii) 8,820 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to stock options

          (d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement will be validly issued, and will be fully paid and nonassessable. The Common Stock issuable upon conversion of the Shares (the "CONVERSION SHARES") and the Warrant Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Articles and applicable law, and in the case of the Warrant Shares, in compliance with the provisions of the Warrants, will be validly issued, and will be fully paid and nonassessable. The Shares, the Warrants, the Warrant Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investors; provided, however, that the Shares, the Warrants, the Warrant Shares and the Conversion Shares are subject to restrictions on transfer as set forth herein and in the Rights Agreement. Except as set forth in the Rights Agreement, the Shares, the Warrants, the Warrant Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

          (e) Except for the conversion privileges of the Series A Preferred, the rights provided pursuant to the Rights Agreement or as otherwise set forth herein, and except for the Warrants, there are no options, warrants or other rights to purchase any of the Company's authorized and unissued capital stock.

     3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company; the authorization, sale, issuance and delivery of the Shares, the Warrants, the Warrant Shares and the Conversion Shares; and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding

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obligations of the Company, enforceable in accordance with their terms, except
(i) as limited by laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and the relief of debtors, and (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

     3.6 FINANCIAL STATEMENTS. The Company has delivered to the Investors its unaudited balance sheet and statement of operations for the period ended December 31, 2004 (the "FINANCIAL STATEMENTS"). The Financial Statements are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated.

     3.7 CHANGES. To the Company's knowledge, since December 31, 2004, there has not been any event or condition that has had a Material Adverse Effect.

     3.8 MATERIAL OBLIGATIONS. The Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) liabilities and obligations which have been incurred in the ordinary course of business which have not been, in any case, material (ii) liabilities and obligations reflected in the Financial Statements, and (iii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements.

     3.9 MATERIAL CONTRACTS. Section 3.9 of the Schedule of Exceptions sets forth all contracts, agreements and instruments to which the Company is a party or by which it is bound that involve (i) obligations of, or payments to, the Company in excess of Y10,000,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (the "MATERIAL CONTRACTS"). To the Company's knowledge, all of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and the relief of debtors, and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. To the Company's knowledge, the Company is not in material default under any of such Material Contracts

     3.10 INTELLECTUAL PROPERTY.

          (a) To the Company's knowledge (without having conducted any special investigation or patent search), the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), product processes and similar proprietary rights relating to any of the foregoing ("INTELLECTUAL PROPERTY") necessary to the business of the Company as presently conducted, the lack of which could reasonably be expected to have a Material Adverse Effect, without any conflict with or infringement of the rights of others. Section 3.10(a) of the Schedule of Exceptions contains a complete list of the Company's patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications. Except for agreements with its own employees or consultants, standard end-user license agreements, support/maintenance agreements and agreements

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entered in the ordinary course of the Company's business, the Company is not bound by or party to any outstanding options, licenses or agreements relating to the foregoing and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity. The Company is not obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any Intellectual Property with respect to the use thereof in connection with the conduct of its business as presently conducted. There are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which the Company is a party or by which it is bound which involve indemnification by the Company with respect to infringements of Intellectual Property.

          (b) The Company is not aware that any of its employees are obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees made prior to their employment by the Company.

          (c) Each founder, director with executive authority, employee and consultant of the Company with access to confidential information of the Company has executed a confidential information and invention assignment agreement, substantially in the form(s) delivered to the Investors. Section 3.10(c) of the Schedule of Exceptions contains a complete list of all founders and directors with executive authority, employees and consultants of the Company with access to confidential information of the Company. No such employee has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee's confidential information and invention assignment agreement.

     3.11 TITLE TO PROPERTIES AND ASSETS; LIENS. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge, other than (i) for liens for current taxes not yet due and payable, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, and
(iv) possible minor liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

     3.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any material term of its Articles of Incorporation, as amended to date, or, to the Company's knowledge,

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in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. To the Company's knowledge, the Company is not in violation of any statute, rule or regulation applicable to the Company so as to have a Material Adverse Effect. To the Company's knowledge, the execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares, the Warrants, the Warrant Shares, and the Conversion Shares, will not result in any material violation of, or materially conflict with, or constitute a material default under, the Company's Articles of Incorporation, as amended to date, or, to the Company's knowledge, any of its material agreements, nor result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

     3.13 LITIGATION. There are no actions, suits, proceedings or, to the Company's knowledge, investigations pending against the Company or its properties (nor has the Company received notice of any threat thereof) before any court or governmental agency that, if determined adversely to the Company, would have a Material Adverse Effect. The Company is not subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     3.14 GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, the Warrants, the Warrant Shares and the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except the filing of a securities notice to be filed pursuant to the Securities and Exchange Law of Japan and certain reports pursuant to the Foreign Exchange and Foreign Trade Law of Japan.

     3.15 OFFERING. The offer, sale and issuance of the Shares and the Warrants to be issued in conformity with the terms of this Agreement, the issuance of the Warrant Shares to be issued upon exercise of the Warrants and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of the Japanese Securities and Exchange Law, as amended.

     3.16 TAX RETURNS AND PAYMENTS. The Company has filed all tax returns required to be filed by it with appropriate governmental agencies, except where the failure to do so would not have a Material Adverse Effect. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company's knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes.

     3.17 EMPLOYEES. To the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. None of the Company's employees belongs to any union or collective bargaining unit.

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     3.18 INSURANCE. The Company has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     3.19 PERMITS. The Company has all permits and licenses necessary for the conduct of its business as currently conducted, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default under any such permit or license.

     3.20 ENVIRONMENTAL AND SAFETY LAWS. To the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

     3.21 MINUTE BOOKS. The minute books of the Company contain a materially complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

     3.22 USE OF PROCEEDS. The net proceeds to be paid to the Company at the Closing are to be used for general working capital purposes in accordance with the Company's annual budget as approved by the board of directors of the Company. Except in connection with acquisition transactions, repurchases of shares for use in a stock option plan that has been duly approved by the Company's shareholders, or where it has been outlined by the Company to and approved by the Investors, no proceeds will be used in the payment of any funded debt of the Company or in the repurchase or cancellation of securities held by any shareholder.

     3.23 DISCLOSURE. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Shares. To the Company's knowledge, neither the Agreements nor any other documents or certificates delivered in connection herewith, including but not limited to the Company's business plan dated November 2, 2005, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections provided to the Investors and represents only that such projections were prepared in good faith.

                                    SECTION 4

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Each Investor severally represents and warrants to the Company with respect to the purchase of the Shares, the Warrants, the Warrant Shares and the Conversion Shares as follows:

     4.1 AUTHORIZATION.

          (a) Such Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares and the Warrants hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of the Investor


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necessary for the authorization, execution, delivery and performance of the
Agreements, and the performance of all of the Investor's obligations under the Agreements, has been taken or will be taken prior to the Closing.

          (b) The Agreements, when executed and delivered by such Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

          (c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreements or the performance of the Investor's obligations hereunder or thereunder.

     4.2 LEGENDS. Such Investor understands and agrees that the certificates evidencing the Shares, the Warrant Shares or any Conversion Shares, or any other securities issued in respect of the Shares, the Warrant Shares or any Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by the other agreements referenced or contemplated herein.

     4.3 PROJECTIONS Such Investor acknowledges and agrees that: (i) the Company does not guarantee the accuracy of any financial projections or any estimates, forecasts or plans provided in connections with the transactions contemplated hereby, and (ii) the assumptions upon which the financial projections were based relate to events over which the Company will have little or no control and that actual results may be less attractive than the financial projections indicate.

     4.5 ACCORD WITH JAPANESE LAW. Such Investor represents that it has satisfied itself as to the full observance of Japanese law in connection with any invitation to subscribe for the Shares or any use of this Agreement, including, without limitation, (i) Japanese legal requirements for the purchase of Shares, (ii) any governmental or other consents that may need to be obtained, and (iii) any income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Investor's subscription and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable Japanese securities or other laws.

                                    SECTION 5

                  CONDITIONS TO INVESTORS' OBLIGATIONS TO CLOSE

     An Investor's obligation to purchase the Shares and the Warrants at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the applicable Investor purchasing the Shares and the Warrants:


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     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions, as may be amended) shall be true and correct in all material respects as of the Closing Date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

     5.3 SECURITIES LAW COMPLIANCE. The Company shall have obtained all necessary securities law permits and qualifications, or have the availability of exemptions therefrom, required by any governmental entity for the offer and sale of the Shares, the Warrants, the Warrant Shares and the Conversion Shares.

     5.4 ARTICLES OF INCORPORATION. The Articles shall have been duly authorized and executed to authorize the Shares, the Warrants, the Warrant Shares and the Conversion Shares.

     5.5 RIGHTS AGREEMENT. The Company and the Parent shall have executed and delivered the Rights Agreement in substantially the form attached as Exhibit D.

     5.6 AGREEMENT BETWEEN COMPANY AND PARENT. The Company and the Parent shall have executed and delivered such agreement in substantially in the form attached as Exhibit E.

     5.7 CONFIDENTIALITY AND INVENTION ASSIGNMENT AGREEMENTS. Each founder, director with executive authority, employee and consultant of the Company listed on Section 3.10(c) of the Schedule of Exceptions shall have executed a confidentiality and invention assignment agreement, substantially in the form(s) delivered to the Investors.

     5.8 DUE DILIGENCE REVIEW; APPROVAL. The Investors shall have completed due diligence review to their satisfaction, including financial, legal, technical and business due diligence, and the investment committees of the Investors shall have approved the transactions contemplated hereunder.

     5.9 BUSINESS PLAN. The Company shall have prepared and delivered to the Investors a detailed, comprehensive business plan and budget which includes an explanation of the Company's intended use of the proceeds from the sale of the Shares to the Investors.

     5.10 MANAGEMENT TEAM. The Company shall have identified, to the Investors' reasonable satisfaction, core management candidates for the Company.

     5.11 CLOSING DELIVERABLES. The Company shall have delivered to counsel to the Investors the following:

          (a) a certificate executed by the President of the Company on behalf of the Company, in substantially the form attached as Exhibit F, certifying the satisfaction of the conditions to closing listed in Sections 5.1 and 5.2; and

          (b) a certificate executed by a director of the Company on behalf of the Company, in substantially the form attached as Exhibit G, attaching and certifying to the truth and correctness of the Articles, and certifying to the truth and correctness of the board and shareholder resolutions adopted in connection with the transactions contemplated by this Agreement.

                                    SECTION 6

                   CONDITIONS TO COMPANY'S OBLIGATION TO CLOSE

     The Company's obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Investors in Section 4 shall be true and correct in all material respects as of the Closing Date.

     6.2 COVENANTS. All covenants, agreements and conditions contained in the Agreements to be performed by Investors on or prior to the Closing shall have been performed or complied with in all material respects.

     6.3 ARTICLES OF INCORPORATION. The Articles shall have been duly authorized and executed to authorized the Shares, the Warrants, the Warrant Shares and the Conversion Shares.

     6.4 RIGHTS AGREEMENT. The Investors shall have executed and delivered the Rights Agreement in substantially the form attached as Exhibit D.

     6.5 PAYMENT OF PURCHASE PRICE. The Investors shall have delivered to the Subscription Account the Purchase Price.

                                    SECTION 7

                                  MISCELLANEOUS

     7.1 AMENDMENT. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors.

     7.2 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by confirmed facsimile or otherwise delivered by hand or by messenger addressed:

          (a) if to an Investor, at the Investor's address or facsimile number as shown in the Company's records, as may be updated in accordance with the provisions hereof; or

          (b) if to the Company, one copy should be sent to its address or facsimile number set forth on the signature page of this Agreement and addressed to the attention of the President, or at such other address or facsimile number as the Company shall have furnished to the Investors.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the mail, addressed and mailed as aforesaid or, if sent by confirmed facsimile, upon confirmation of facsimile transfer.

     7.3 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of Japan as applied to agreements entered into among Japanese residents to be performed entirely within Japan, without regard to principles of conflicts of law.

     7.4 EXPENSES. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

     7.5 SURVIVAL. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

     7.6 SUCCESSORS AND ASSIGNS. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties.

     7.7 ENTIRE AGREEMENT. This Agreement, the other agreements referenced or contemplated herein, and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

     7.8 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     7.9 SEVERABILITY. Unless otherwise expressly provided herein, the rights of the Investors hereunder are several rights, not rights jointly held with any of the other Investors. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, and the parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the parties' intent in entering into this Agreement.

     7.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

     7.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     7.12 FACSIMILE EXECUTION AND DELIVERY. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

     7.13 JURISDICTION; VENUE. All disputes or claims arising under or relating to this Agreement shall be settled by the parties amicably through good faith discussions upon the written request of any party. In the event that any such dispute or claim arising under or relating to this Agreement cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute or claim shall be subject to the exclusive jurisdiction of the Tokyo District Court.

     7.14 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

            (The remainder of this page is left intentionally blank.)

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                        COMPANY:

                                        THIRD WAVE TECHNOLOGIES JAPAN, K.K.


                                        By: /s/ Ivan Trifunovich
                                            ------------------------------------
                                        Name: Ivan Trifunovich
                                        Title: Director


                                        INVESTORS:

                                        MITSUBISHI CORPORATION


                                        By: /s/ Tsunehiko Yanagihara
                                            ------------------------------------
                                        Name: Tsunehiko Yanagihara
                                        Title: General Manager,
                                               Life Sciences Business Unit


                                        CSK INSTITUTE FOR SUSTAINABILITY, LTD.


                                        By: /s/ Masahiro Aozono
                                            ------------------------------------
                                        Name: Masahiro Aozono
                                        Title: President & CEO

   (SIGNATURE PAGE TO SERIES A PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT)

                                    EXHIBIT A

                              SCHEDULE OF INVESTORS

                                                                  PURCHASE PRICE PER
                                          NUMBER OF   NUMBER OF    SHARE AND WARRANT
                                           SERIES A    WARRANT    EXERCISE PRICE PER
                INVESTOR                    SHARES      SHARES           SHARE
                --------                  ---------   ---------   ------------------
Mitsubishi Corporation                      6,667       1,149           Y71,996
6-3 Marunouchi 2-chome
Chiyoda-ku
Tokyo 100-8086
Japan
(Fax) +81-3-3210-5223
Tsunehiko.yanagihara@mitsubishicorp.com

CSK Institute for Sustainability, LTD.      1,389         239           Y71,996
CSK Aoyama Building
2-26-1
Minami-Aoyama
Minato-ku
Tokyo 107-0062
Japan
(Fax) +81-3-6438-4120
cskis@csk.com